UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)   September 5, 2003


                        Integrated Security Systems, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                      1-11900                  75-2422983
 ----------------------------    ------------------------    -------------------
 (State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


         8200 Springwood Drive, Suite 230, Irving, TX          75063
         --------------------------------------------        ----------
           (Address of principal executive offices)          (Zip Code)


    Registrant's telephone number, including area code      (972) 444-8280


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 2.  Acquisition or Disposition of Assets

Acquisition of ARMR Services Corporation

On September 5, 2003, Integrated Security Systems, Inc. ("ISSI") acquired ARMR Services Corporation ("ARMR"), a manufacturing company that engineers and manufactures high security crash rated barriers, parking control equipment and other security systems for business and government use. The acquisition was structured as a merger of ARMR with and into a newly formed and wholly owned subsidiary of ISSI, ISSI Merger Sub, Inc. ("Merger Sub"), with Merger Sub as the surviving corporation in the merger. At the effective time of the acquisition, Merger Sub's Certificate of Incorporation was amended to change Merger Sub's name to B&B ARMR Corporation. Headquartered in Arlington, Virginia, with additional offices in Manassas, Virginia, ARMR generated revenues of approximately $2.0 million during the six months ended June 30, 2003 and $6.3 million and $2.7 million during the years ending December 31, 2002 and December 2001. ARMR incurred a net loss of approximately $0.4 million during the six months ended June 30, 2003 and had net income of $0.7 million and $0.2 million during the years ending December 31, 2002 and December 2001, respectively. Significant non-recurring charges during the six months ended June 30, 2003 resulted primarily from ARMR's engineering and development of new products during the transition from primarily a distribution to a manufacturing environment.

In exchange for all the outstanding shares of ARMR and the resulting merger of ARMR into Merger Sub, ISSI paid the selling stockholders approximately $4.0 million in the common stock of ISSI and $500,000 in cash. In addition, ISSI and the sellers executed an earn out agreement for maximum additional payments of approximately $2.2 million based on sales over the next three years.

The acquisition and merger of ARMR will be accounted for using the purchase method of accounting. As such, the assets and liabilities of ARMR will be recorded at their estimated fair value and the results of operations will be included in ISSI's consolidated results of operations from the date of acquisition. The excess purchase price over the fair value of the tangible and intangible net assets acquired in the acquisition and merger of ARMR has not yet been determined, but could range between $5.0 and $6.0 million. Such amount will be allocated primarily to goodwill.


Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

         As permitted by Form 8-K, the historical financial information required by Regulation S-X will be filed by an amendment to this Form 8-K no later than November 21, 2003.

(b)      Pro forma Financial Information.

         As permitted by Form 8-K, the pro forma financial information required by Regulation S-X will be filed by an amendment to this Form 8-K no later than November 21, 2003.

(c)      Exhibits.

         2.1 Agreement and Plan of Merger by and among Integrated Security Systems, Inc., ISSI Merger Sub, Inc., ARMR Services Corporation and The Officers and Shareholders of ARMR Services Corporation dated as of September 5, 2003 and filed herewith.

         99.1   Press Release Dated July 24, 2003 and filed herewith.

         99.2   Press Release Dated August 8, 2003 and filed herewith.

         99.3   Press Release Dated September 8, 2003 and filed herewith.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Integrated Security Systems, Inc.
                                      (Registrant)



September 22, 2003                    BY: /s/ C. A. RUNDELL, JR.
------------------                    -----------------------------------------
(Date)                                C. A. Rundell, Jr.
                                      Director, Chairman of the Board and Chief
                                      Executive Officer (Principal Executive and
                                      Financial Officer)





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                                  Exhibit Index

 Exhibit
 Number        Description
 -------       -----------------------------------------------------------------

 2.1 Agreement and Plan of Merger by and among Integrated Security Systems, Inc., ISSI Merger Sub, Inc., ARMR Services Corporation and The Officers and Shareholders of ARMR Services Corporation dated as of September 5, 2003 and filed herewith.

 99.1          Press Release Dated July 24, 2003 and filed herewith.

 99.2          Press Release Dated August 8, 2003 and filed herewith.

 99.3          Press Release Dated September 8, 2003 and filed herewith.






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